EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated March 14, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Data I/O Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Data I/O Corporation on Form S-8 (File Nos. 33-95608, 33-54422, 333-55911,
33-02254,  33-03958,  333-48595  and  333-121861)  and on  Form  S-3  (File  No.
333-121566).



/s/ GRANT THORNTON LLP

Seattle, Washington
March 14, 2006